Exhibit 10.8

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. Such excluded information has been marked with [Redacted: Commercially Sensitive Information].

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Settlement Agreement") is effective March 2, 2020.

BETWEEN:

VILLAGE FARMS INTERNATIONAL, INC.

("Village Farms")

EMERALD HEALTH THERAPEUTICS INC.

("EHT")

EMERALD HEALTH THERAPEUTICS CANADA INC.

("Emerald Canada")

– and –

PURE SUNFARMS CORP.

("Pure")

(each individually a "Party", and collectively, the "Parties")

WHEREAS:

A. The Parties are each party to a shareholders' agreement in respect of the governance of Pure dated June 6, 2017 and amended as of March 29, 2019 (the "Shareholders' Agreement");

B. Village Farms, Village Farms Canada Limited Partnership, Pure and Emerald Canada are party to the Delta 2 – Option to Lease Agreement dated June 6, 2017 and amended as of March 29, 2019 (the "D2 Option Agreement");

C. Pure, Village Farms and Emerald Canada are party to a shareholder loan agreement in respect of amounts loaned to Pure by Village Farms and Emerald Canada dated July 5, 2018 and amended as of August 27, 2018, October 1, 2018, and November 7, 2018 (the "Shareholder Loan Agreement");

D. The loan amounts Pure currently owes under the Shareholder Loan Agreement are $13,000,000 to Village Farms and $13,000,000 to Emerald Canada, both plus interest at the rate specified in the Shareholder Loan Agreement;

E. Emerald Canada and Pure are party to a supply agreement dated December 21, 2018 (the "2018 Supply Agreement") and a second supply agreement dated March 29, 2019 (the "2019 Supply Agreement");

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F. Emerald Canada, Village Farms, Pure and Torys LLP were party to an escrow agreement dated March 29, 2019 (the "Escrow Agreement") under which Torys LLP resigned its trust effective as of January 31, 2020 in accordance with section 5.2 of the Escrow Agreement;

G. Emerald Canada, Village Farms, Pure and Computershare Trust Company of Canada (“Computershare” or the “Escrow Agent”) are party to an agreement dated as of January 31, 2020 under which the parties appointed Computershare successor to Torys LLP, as escrow agent under the Escrow Agreement, on amended terms as set forth in such agreement (the “Assumption Agreement”);

H. A dispute has arisen as to whether Emerald Canada was obliged to make a payment to Pure of $5,940,000 in November 2019 under the D2 Option Agreement in cash, or whether it could instead satisfy that obligation by way of set-off of a portion of Pure's obligation to Emerald Canada under the Shareholder Loan Agreement, and whether as a result of Emerald Canada's failure to make the payment in cash Village Farms is entitled under the D2 Option Agreement and the Escrow Agreement to have 5,940,000 shares of Pure held in escrow by the Escrow Agent (the “Disputed Shares”) surrendered for cancellation (the "D2 Payment Dispute");

I. Pursuant to a dispute notice issued on November 20, 2019, the D2 Payment Dispute has been submitted to arbitration under the Arbitration Act (Ontario) before a tribunal composed of The Hon. Ed Chiasson, Bill Horton and Angus Gunn (the "Arbitration");

J. A second dispute has arisen in respect of whether Emerald Canada is obliged to make various payments to Pure under the 2018 Supply Agreement (the "Product Dispute"), which dispute has not yet progressed to litigation or arbitration;

K. [Redacted: Commercially Sensitive Information]; and

L. The Parties wish to settle the D2 Payment Dispute, the Arbitration, the Product Dispute [Redacted: Commercially Sensitive Information] (collectively, the “Disputes”).

NOW THEREFORE in consideration of the covenants and other terms set forth in this Settlement Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Settlement Mechanics

1. The Parties agree that, upon the date of delivery of the documents set out in Section 2 (the “Settlement Date”), the Parties shall settle and resolve the Disputes as follows:

(a) all outstanding and future liabilities of Emerald Canada under the 2018 Supply Agreement will be extinguished effective as of December 31, 2019 in return for:

(i) Emerald Canada forfeiting, and waiving repayment by Pure of, all amounts due and owing to Emerald Canada from Pure pursuant to the Shareholder Loan Agreement (including accrued and unpaid interest to December 31, 2019) and returning any promissory notes issued to Emerald Canada under the Shareholder Loan Agreement (collectively, the “Emerald Shareholder Loan Promissory Note”) to Pure for cancellation. Emerald Canada will also acknowledge that the entirety of the forfeited amounts was for the settlement purposes of the Product Dispute; and

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(ii) the issuance by Emerald Canada to Pure on the Settlement Date of a promissory note (the "Note") in the principal amount of $952,237, which Note will bear simple interest at a rate of 6.2% per annum and will mature on the earlier of (A) December 31, 2020; (B) [Redacted: Commercially Sensitive Information]; or (C) [Redacted: Commercially Sensitive Information]. The form of the Note is attached as Schedule “A” to this Settlement Agreement.

(b) the 2018 Supply Agreement will be terminated in its entirety effective as of December 31, 2019 and Pure and Emerald Canada, respectively, will be released from all current, future and potential obligations or liabilities thereunder;

(c) the 5,940,000 Disputed Shares currently held in escrow pursuant to the Escrow Agreement and the Assumption Agreement will be released from escrow as of November 19, 2019 and returned to Pure for cancellation and the Parties will direct Computershare under the Escrow Agreement and the Assumption Agreement to do so;

(d) Emerald will transfer [Redacted: Commercially Sensitive Information] common shares of Pure (the “Transferred Shares”) it currently owns to Village Farms on the Settlement Date, free and clear of any and all liens or encumbrances therein;

(e) the 2019 Supply Agreement will be terminated effective as of December 31, 2019, and Pure and Emerald Canada, respectively, will be released from all current, future and potential obligations or liabilities thereunder;

(f) the sum of $8,000,000 which has been advanced by Village Farms to Pure prior to the date hereof will be deemed to constitute a subscription by Village Farms for common shares of Pure [Redacted: Commercially Sensitive Information] and Pure will issue to Village Farms such common shares of Pure on the earlier of the Settlement Date and the Termination Date (as defined below);

(g) [Redacted: Commercially Sensitive Information];

(h) Emerald will forfeit any and all of its rights under the Shareholder Loan Agreement and any Emerald Shareholder Loan Promissory Note; and

(i) the Parties will mutually release each other from all claims related to or arising from the Disputes in the terms more particularly described in the form of Mutual Release attached as Schedule "B" to this Settlement Agreement.

2. On the Settlement Date:

(a) Emerald Canada will deliver the following documents:

(i) the Emerald Shareholder Loan Promissory Note;

(ii) the Note in the form attached hereto as Schedule “A”;

(iii) a share certificate representing the Transferred Shares, together with a stock power of attorney transferring such shares to Village Farms;

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(iv) a resolution of the board of directors of Pure executed by the nominees on the board of directors appointed by Emerald Canada authorizing and approving the issuance of the additional shares to Village Farms described in Sections 1(f) and 1(g);

(v) such documents as may be reasonably necessary under the Escrow Agreement and the Assumption Agreement to effect release of the Disputed Shares to Pure for cancellation; and

(vi) such documents as may be reasonably necessary discontinue the Arbitration, including all claims and counterclaims therein;

(b) Village Farms will deliver such documents as may be reasonably necessary to discontinue the Arbitration, including all claims and counterclaims therein;

(c) each of the Parties will do all such further acts and execute and deliver such other documents as may be reasonably necessary to effect the transactions set out in Section 1.

On or as soon as reasonably possible following the Settlement Date, Pure will cancel the 5,940,000 Disputed Shares, issue the shares to Village Farms described in Section 1(f), update the shareholders registers and capital accounts of each of Village Farms and Emerald Canada and do such further acts as may be reasonably necessary to effect the transactions set out in this Agreement.

3. Each of the Parties shall use its reasonable commercial efforts to deliver the documents it is required to deliver under Section 2 on or before March 6, 2020.

4. From the date hereof until the earlier of (a) termination of this Settlement Agreement; and (b) the Settlement Date, the Parties agree to hold in abeyance all obligations pursuant to the 2018 Supply Agreement and the 2019 Supply Agreement, which will be suspended until that date.

5. In the event that the Settlement Date does not occur on or before March 31, 2020, this Settlement Agreement will terminate without any further act or formality by any Party and will be void in its entirety (the “Termination Date”) other than any provision of this Agreement which is expressly stated to survive termination. Notwithstanding the termination of this Agreement and the Termination Date, the parties acknowledge and agree that the sum of $8,000,000 referred to in Section 1(f) will be deemed to constitute a subscription by Village Farms for common shares of Pure [Redacted: Commercially Sensitive Information] and Pure on the Termination Date will issue to Village Farms such common shares of Pure. Each of Village Farms and Emerald Canada will cause their respective nominees on the Board of Directors of Pure to execute any resolution of the Board of Directors of Pure required to issue such additional shares to Village Farms. This Section 5 shall survive termination of this Agreement.

Discontinuance of the Arbitration

6. The Parties agree to a discontinuance of the Arbitration, including all claims and counterclaims therein, without costs, effective as of the Settlement Date, and the Parties authorize and direct their respective legal counsel to execute, on their behalf, such documents as the Arbitration tribunal may require to effect the discontinuance.

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Mutual Release

7. The Parties shall, contemporaneously with the execution of this Settlement Agreement, execute and deliver a Mutual Release in the form attached as Schedule "B", such release to be effective as of the Settlement Date and only if all of the actions under this Settlement Agreement occur.

Shareholders’ Agreement Rights Waiver

8. The Parties agree for the period commencing on the date of this Agreement and ending at midnight (Toronto time) on the earlier of December 31, 2020 or the Termination Date, the provisions of Section 10.5(i) of the Shareholders’ Agreement shall be of no force and effect for either Village Farms or Emerald (such that the failure by the board of directors of Pure to approve a Budget (as defined in the Shareholders’ Agreement) for 2020 by March 1, 2020 cannot be utilized by Village Farms or Emerald to invoke the “buy-sell” provisions contained in Section 10.5 of the Shareholders’ Agreement).

Press Release

9. Village Farms and EHT shall each publicly announce the execution of this Settlement Agreement promptly thereafter. The form of press release to be released by EHT regarding this Settlement Agreement will be in the form attached as Schedule “C” to this Settlement Agreement. The form of press release to be released by Village Farms regarding this Settlement Agreement will be in the form attached as Schedule “D” to this Settlement Agreement. This Settlement Agreement shall be subject to each Party’s overriding obligation to make any disclosure required under applicable laws, and the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Party and reasonable opportunity to review or comment on the disclosure, and if prior notice is not possible, to give such notice immediately following the making of such disclosure. Notwithstanding the foregoing, the Parties acknowledge that this Settlement Agreement may be publicly filed by EHT and/or Village Farms in accordance with applicable securities laws. Village Farms and EHT shall each be permitted to publicly announce the occurrence of the Settlement Date.

No Subrogated Rights

10. The Parties represent and warrant that no person or other party is subrogated to any rights of recovery the Parties may have or may hereafter have or obtain, and the Parties will indemnify and hold harmless each other with respect to any such subrogated claim or proceeding.

No Admission

11. The Parties acknowledge and agree that this Settlement Agreement constitutes a compromise of disputed claims and is not to be construed as an admission by any of the Parties of the existence, absence or amount of any liability, rights or obligations.

Enurement

12. Each of the Parties acknowledge and agree that this Settlement Agreement shall enure to the benefit of and be binding on the Parties and their respective agents, affiliates, subsidiaries, related corporations, successors, assigns, heirs, administrators, and executors.

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Entire Agreement

13. This Settlement Agreement and the Schedules thereto contains the entire Settlement Agreement and resolution between the Parties with respect to the subject matter herein and may be changed only by an agreement in writing signed by all of the Parties to this Settlement Agreement.

Recitals

14. The recitals set out above are accurate and form part of this Settlement Agreement.

Headings

15. Headings used in this Settlement Agreement are used for convenience of reference and do not form a part of this Settlement Agreement.

Waiver

16. The waiver by any Party of any breach of any provision of this Settlement Agreement by the other Party will not be binding unless in writing and will not operate or be construed as a waiver by the non-breaching Party of any other or subsequent breach of this Settlement Agreement.

Severability

17. If any provision of this Settlement Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, then such provision will be severable from the remainder of this Settlement Agreement, which shall continue in full force and effect.

Independent Legal Advice

18. Each Party acknowledges that it has entered into this Settlement Agreement voluntarily and has been afforded the opportunity of receiving independent legal advice concerning this Settlement Agreement. In the event that any Party has executed this Settlement Agreement without the benefit of independent legal advice, such Party fully understands the provisions of this Settlement Agreement and hereby waives the right to receive any such independent legal advice.

Governing Law

19. This Settlement Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

Currency

20. All monetary amounts referred to herein shall, unless otherwise indicated, be read as references to the lawful currency of Canada.

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Representations and Warranties

21. Each Party represents and warrants to the others that it has full authority to enter into, execute and deliver this Settlement Agreement, that the terms set forth herein are fully binding and, in the case of each corporate or trust signatory, that such corporation or trust is validly created and is in existence as at the date hereof and that the undersigned representative of each such corporation or trust, as the case may be, is a duly authorized signatory of such corporation or trust and is authorized to execute this Settlement Agreement on its behalf.

Execution

22. This Settlement Agreement may be executed and delivered in counterparts and all of which, when taken together, will be deemed to constitute one and the same agreement. A signed copy of this Settlement Agreement delivered by email or other means of electronic transmission, including electronic signatures, will be deemed to have the same legal effect as delivery of an original signed copy of this Settlement Agreement.

[Signature page follows]

IN WITNESS WHEREOF the Parties execute this Settlement Agreement effective as of the above date.

VILLAGE FARMS INTERNATIONAL, INC.

Per: /s/ "Michael A. DeGiglio"

 [Name]: Michael A. DeGiglio

 [Title]: President and CEO

EMERALD HEALTH THERAPEUTICS, INC.

Per: /s/ "Riaz Bandali"

 [Name]: Riaz Bandali

 [Title]: President and CEO

EMERALD HEALTH THERAPEUTICS CANADA INC.

Per: /s/ "Riaz Bandali"

 [Name]: Riaz Bandali

 [Title]: President and CEO

PURE SUNFARMS CORP.

Per: /s/ "Mandesh Dosanjh"

 [Name]: Mandesh Dosanjh

 [Title]: President and CEO

SCHEDULE "A"

PROMISSORY NOTE

C$952,237.00	DATED: March ____, 2020

1. Promise to Pay

FOR VALUE RECEIVED EMERALD HEALTH THERAPEUTICS CANADA INC. (the "Borrower") unconditionally promises to pay to PURE SUNFARMS CORP. (the "Creditor"), or to its order, in lawful money of Canada, the amount of $952,237 (the "Principal Amount") together with interest on the Principal Amount outstanding from time to time on the terms set out below. The Principal Amount together with all interest due hereunder shall be due on the earlier of (A) December 31, 2020; (B) [Redacted: Commercially Sensitive Information]; or (C) [Redacted: Commercially Sensitive Information] (the "Maturity Date").

2. Interest

The Principal Amount outstanding at any time, and from time to time, and any overdue interest, shall bear simple interest at 6.2% per annum, both before and after the Maturity Date, default, and judgment. Such interest shall be calculated on the Maturity Date and all interest accrued hereunder shall be due and payable on the Maturity Date.

3. Interest Act (Canada)

Each interest rate which is calculated under this Promissory Note on any basis other than a full calendar year (the "deemed interest period") is, for the purposes of the Interest Act (Canada), equivalent to a yearly rate calculated by dividing such interest rate by the actual number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

4. Prepayment

When not in default under this Promissory Note, the Borrower shall be entitled to prepay all or any portion of the Principal Amount outstanding at any time without notice, bonus or penalty. Any such prepayment shall be applied firstly towards the Principal Amount and then towards accrued and unpaid interest.

5. Assignment

This Promissory Note may not be assigned in whole or in part by either party without the written consent of the other party having first been obtained.

6. Governing Law and Successors

This Promissory Note is made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia, and shall enure to the benefit of the Creditor and its successors and assigns, and shall be binding on the Borrower and its successors and assigns.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF the Borrower has duly executed this Promissory Note as of the date and year first above written.

EMERALD HEALTH THERAPEUTICS CANADA INC.

By: ___________________________________

Authorized Signatory

SCHEDULE "B"

MUTUAL FINAL RELEASE

WHEREAS the signatories set out below (the “Parties”) have executed a Settlement Agreement dated March 2, 2020 (the "Settlement Agreement"), in which the Parties agreed to fully and finally settle the Disputes on the terms set out therein;

NOW THEREFORE in consideration of the mutual covenants contained in the Settlement Agreement and this Mutual Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party agrees to release the other party on the following terms:

All terms herein commencing with initial capital letters shall bear the respective meanings set out in the Settlement Agreement.

Release

1. The Parties agree that the undersigned, their respective successors, assigns, associated and related partnerships, subsidiaries, affiliated and related companies, and each of their respective directors, officers, shareholders, employees, servants, agents, representatives, administrators, trustees, successors and assigns (and any party or parties who claim a right or interest through any of them) irrevocably and unconditionally release and discharge each other and any and all of their past, present or future respective successors, assigns, associated and related partnerships, subsidiaries, affiliated and related companies, and each of their respective directors, officers, shareholders, employees, servants, agents, representatives, administrators, trustees, successors and assigns from all actions, causes of action, claims, demands, damages, costs and expenses at law or in equity that they had or, now have from or arising out of any cause, matter or thing of which they are aware as of the Settlement Date or of which they could have been aware as of the Settlement Date with the exercise of reasonable diligence (the "Released Matters").

2. The Parties agree that they will make no future claim or take any proceedings against any other person or entity who might reasonably claim contribution, indemnity or other relief from the other Parties to this Mutual Final Release in respect of the Released Matters.

3. This Mutual Final Release shall operate conclusively as an estoppel of any future claim, action, complaint or proceeding regarding or related to the Released Matters. If any such claim, action, complaint or proceeding is brought, this Mutual Final Release may be pleaded as a complete defence and reply, and may be relied upon in any proceeding to dismiss the claim, action, complaint or proceeding on a summary basis and the Party commencing such proceedings shall indemnify the other Party for the full and actual costs and expenses of responding.

No Prior Assignment

4. The Parties declare and confirm that they have not assigned to any person or entity any of the claims, causes of action, suits or demands released by this Mutual Release.

Consideration

5. The Parties agree that the consideration set out in the Settlement Agreement, the receipt and sufficiency of which is acknowledged, is the sole consideration for this Mutual Release. The Parties have agreed further that they have voluntarily accepted the consideration to make full and final compromise, adjustment and settlement of all claims in respect of the Released Matters.

Confidentiality

6. No Party shall issue any press release or otherwise make public announcements with respect to the Settlement Agreement and this Mutual Release, with the exception of the press releases in Schedules “B” and “C” to the Settlement Agreement, without first advising the other Party of the intended press release, provided, however, that the intended press release is required by either Party’s overriding obligation to make any disclosure required under applicable laws, and the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Party and reasonable opportunity to review or comment on the disclosure, and if prior notice is not possible, to give such notice immediately following the making of such disclosure. Notwithstanding the foregoing, the Parties acknowledge that this Mutual Release may be publicly filed by either Emerald Health Therapeutics Inc. or Village Farms International, Inc. in accordance with applicable securities laws.

Independent Legal Advice

7. Each Party acknowledges that they have received independent legal advice before executing this Mutual Release. If any Party has executed this Mutual Release without the benefit of independent legal advice, such Party fully understands this Mutual Release and waives the right to receive any such independent legal advice.

No Admission of Liability

8. This Mutual Release is being entered to terminate the Disputes and other matters of controversy among the parties and no admissions of liability are made by any party. Each Party agrees that the terms of this Mutual Release are accepted voluntarily and not influenced by any representations of any kind made by the Parties, except such representations as outlined in the recitals to this Mutual Release.

Governing Law

9. This Mutual Release is governed by and shall be construed under the laws of Ontario and the laws of Canada as applicable.

Execution in Counterparts

10. The parties agree that this Mutual Release may be executed in counterparts and delivered by email or facsimile, and together the counterparts shall constitute the same instrument notwithstanding their date of actual execution.

[Signature page follows]

IN WITNESS WHEREOF Emerald and Village Farms have executed this Mutual Release this 2nd day of March, 2020.

VILLAGE FARMS INTERNATIONAL, INC.

Per: ______________________________

 [Name]:

 [Title]:

EMERALD HEALTH THERAPEUTICS, INC.

Per: ______________________________

 [Name]:

 [Title]:

EMERALD HEALTH THERAPEUTICS CANADA INC.

Per:  ______________________________

 [Name]:

 [Title]:

PURE SUNFARMS CORP.

Per: ______________________________

 [Name]:

 [Title]:

SCHEDULE "C"

Please see attached.

SCHEDULE "D"

Please see attached.